News Release
From Nuance Communications

Contacts:

For Investors and Press	For Press
Richard Mack	Erica Hill
Nuance Communications, Inc.	Nuance Communications, Inc.
Tel: 781-565-5000	Tel: 781-565-5000
Email: richard.mack@nuance.com	Email: erica.hill@nuance.com
Nuance Announces First Fiscal Quarter 2007 Results
Strong Global Performance in Speech Drives Revenues and Earnings above Expectations
BURLINGTON, Mass., February 5, 2007 — Nuance Communications, Inc. (NASDAQ: NUAN) today announced financial results for the first fiscal quarter ended December 31, 2006.
Nuance reported revenues of $132.4 million in the quarter ended December 31, 2006, a 75 percent increase over revenues of $75.6 million in the quarter ended December 31, 2005. In addition to using GAAP results in evaluating the business, management also believes it is useful to evaluate results using non-GAAP measures. Using a non-GAAP measure, the Company reported non-GAAP revenue of $133.8 million which includes $1.4 million in revenue lost to purchase accounting in conjunction with the Company’s acquisition of Dictaphone Corporation.
On a GAAP basis, Nuance recognized a net loss of $1.4 million, or $(0.01) per share, in the quarter ended December 31, 2006, compared with a net loss of $4.9 million, or $(0.03) per share, in the quarter ended December 31, 2005. Using a non-GAAP measure, Nuance reported non-GAAP net income of $24.0 million, or $0.13 per diluted share, for the period ending December 31, 2006, compared to non-GAAP net income of $11.4 million, or $0.07 per diluted share, in the quarter ended December 31, 2005.
The non-GAAP revenue amount includes revenue lost to purchase accounting in conjunction with the Company’s acquisition of Dictaphone Corporation. The non-GAAP net income amount excludes non-cash taxes and interest, amortization of intangible assets, non-cash amortization of stock-based compensation, and acquisition-related transition and integration costs and charges. See “GAAP to non-GAAP Reconciliation” below for further information on the Company’s non-GAAP measures.
“Nuance delivered a solid start to the new year, producing robust revenue growth and strong performance across all major product areas and geographies,” said Paul Ricci, chairman and CEO of Nuance. “In particular, demand for our speech solutions remained exceptionally strong among enterprises, device manufacturers and consumers as our speech solutions become a more effective way for people to interact with increasingly powerful information systems and consumer devices. The momentum we see across our business gives Nuance even greater confidence in capitalizing on our opportunities and accelerating growth for the Company.”

Consistent with the Company’s strategy and recent trends, highlights from the quarter include:
•	Enterprise Speech — The Company’s enterprise speech revenues were up sequentially and year-over-year. Strong licenses and services revenue worldwide, across a number of industries, resulted in record revenues for the quarter. Significant agreements in the quarter for both new customers and expanded deployments including ABN Amro, Bank of America, Comcast, Orange, Time Warner Cable, United Health and XM Radio.
•	Healthcare Dictation and Transcription — Dictaphone healthcare revenues in the quarter remained strong as the Company increased awareness and demand within new and existing customers. In particular, accelerating growth in the Company’s iChart® ASP operations and significant deployments or agreements with Agfa, Aurora Milwaukee, Baylor Health, GE Medical and IDEXX contributed to the quarter’s achievement.
•	Embedded Speech — Nuance embedded speech revenues were at near record levels for the quarter. Performance owed to accelerated royalties and strategic additional design wins from manufacturers including Denso, Garmin, Hyundai, Samsung, Toyota and Xanavi.
•	Mobile Search and Communications — Nuance’s mobile search and communications revenues were ahead of expectations as the business gained significant momentum through high-profile events including the launch of AT&T’s free directory assistance service, broad visibility for the Amazing Race at Conversations 2006 and the acquisition of MobileVoiceControl.
•	Desktop Dictation — Nuance® Dragon® dictation products continued to perform well as the Company expanded the launch of Dragon® NaturallySpeaking® version 9. Revenues increased significantly year-over-year as worldwide revenues for desktop dictation were the second highest in the history of the Company.
•	PDF and Document Solutions — Nuance experienced a strong quarter for its PDF solutions, up more than 70 percent from a year ago.
•	Operational Achievement — Nuance maintained its focus on business operations through its disciplined acquisition integration, cost synergies and expense controls. Gross margins were above expectations, while operating expenses were at target in the quarter. In addition, cash flows from operations were approximately $26 million, compared with $27 million in fourth fiscal quarter of 2006 and use of $4.3 million in the first fiscal quarter of 2006. Nuance ended the quarter with a cash balance of approximately $130 million.
Nuance to Host Quarterly Conference Call at 4:30 p.m. Today
In conjunction with today’s announcement, Nuance will broadcast its quarterly conference call over the Internet at 4:30 p.m. ET. Those who wish to listen to the live broadcast should visit the Investor Relations section of the Company’s Web site at www.nuance.com at least 15 minutes prior to the event and follow the instructions provided to ensure that the necessary audio applications are downloaded and installed. The conference call can also be heard via telephone by dialing (800) 288-8960 or (612) 288-0329 five minutes prior to the call and referencing conference code 861539. A replay of the call will be available within 24 hours of the announcement. To access the replay, dial (800) 475-6701 or (320) 365-3844 and refer to access code 861539.
About Nuance Communications, Inc .
Nuance Communications, Inc. (Nasdaq: NUAN) is a leading provider of speech and imaging solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with information and how they create, share and use documents. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.
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Trademark reference: Nuance, the Nuance logo, Dictaphone, Dragon, iChart, NaturallySpeaking, and OmniPage are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
Statements in this document regarding the future demand for, performance of, and opportunities for growth in Nuance’s speech, imaging, healthcare and dictation solutions, and any other statements about Nuance managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: fluctuations in demand for Nuance’s existing and future products; economic conditions in the United States and abroad; Nuance’s ability to control and successfully manage its expenses, inventory and cash position; the effects of competition, including pricing pressure; possible defects in Nuance’s products and technologies; the ability of Nuance to successfully integrate operations and employees of acquired businesses; the ability to realize anticipated synergies from acquired businesses; and the other factors described in Nuance’s Annual Report on Form 10 K/A for the year ended December 31, 2006. Nuance disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.
The unaudited financial results presented in this press release are subject to change based on the completion of the independent review of our fiscal Q1 2007 financial statements. The information included in this press release should not be viewed as a substitute for full financial statements.
DISCUSSION OF NON-GAAP FINANCIAL MEASURES
Management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, for making operating decisions and for forecasting and planning for future periods. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operation of our business from a cash perspective. By organic performance we mean performance as if we had not incurred certain costs and expenses associated with acquisitions. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP revenue and earnings per share. Consistent with this approach, we believe that disclosing non-GAAP revenue and non-GAAP earnings per share to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP revenue and earnings per share, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of our business during the fiscal quarter ended December 31, 2005 and 2006, and, in particular, in evaluating our revenue and earnings per share, our management has either included or excluded items in three general categories, each of which are described below.
Acquisition Related Revenues and Expenses. We included revenue related to our acquisition of Dictaphone that we would otherwise recognize but for the purchase accounting treatment of this transaction to allow for more accurate comparisons to our financial results of our historical operations, forward looking guidance and the financial results of our peer companies. We also excluded certain expense items resulting from acquisitions to allow more accurate comparisons of our financial results to our historical operations, forward looking guidance and the financial results of our peer companies. These items include the following: (i) acquisition-related transition and integration costs; (ii) amortization of intangible assets associated with our acquisitions; and (iii) costs associated with the investigation of the restatement of the financial results of an acquired entity (SpeechWorks International, Inc.). In recent years, we have completed a number of acquisitions, which result in non-continuing operating expenses which would not otherwise have been incurred. For example, we have incurred transition and integration costs such as retention bonuses for Former Nuance and Dictaphone employees. In addition, actions taken by an acquired company, prior to an acquisition, could result in expenses being incurred by us, such as expenses incurred as a result of the restatement of the financial results of SpeechWorks International, Inc. We believe that providing non-GAAP information for certain revenue and expenses related to material acquisitions allows the users of our financial statements to review both the GAAP revenue and expenses in the period, as well as the non-GAAP revenue and expenses, thus providing for enhanced understanding of our historic and future financial results and facilitating comparisons to less acquisitive peer companies. Additionally, had we internally developed the products acquired, the amortization of intangible assets would have been expensed historically, and we believe the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to industry performance.
Non-Cash Expenses. We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, we believe that excluding stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods during which our equity compensation programs relied more heavily on equity-based awards that were not required to be reflected on our income statement. We believe that excluding non-cash interest expense and non-cash income taxes provides our senior management as well as other users of our financial statements, with a valuable perspective on the cash based performance and health of the business, including our current near-term projected liquidity.
Other Expenses. We exclude certain other expenses that are the result of other, unplanned events to measure our operating performance as well as our current and future liquidity both with and without these expenses. Included in these expenses are items such as non-acquisition-related restructuring charges. These events are unplanned and arose outside of the ordinary course of our continuing operations. We assess our operating performance with these amounts included, but also excluding these amounts; the amounts relate to costs which are unplanned, and therefore by providing this information we believe our management and the users of our financial statements are better able to understand the financial results of what we consider to be our organic continuing operations.
We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view our financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.
The non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to the Company’s GAAP financial measures reflect the inclusion or exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. In addition, other companies, including other companies in the Company’s industry, may calculate non-GAAP net income (loss) differently than the Company, limiting it’s usefulness as a comparative tool. Management compensates for these limitations by providing specific information regarding the GAAP amounts included and excluded from the non-GAAP financial measures. In addition, as noted above, the Company’s management evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.

Nuance Financial Tables Follow
Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three months ended
	December 31,
	2006	2005

Product and licensing	$74,715	$53,183
Maintenance and support	29,716	7,803
Professional services, subscription and hosting	27,965	14,566

Total revenue	132,396	75,552

Costs and expenses:
Cost of product and licensing	10,017	4,982
Cost of maintenance and support	6,979	1,888
Cost of professional services, subscription and hosting	20,553	10,792
Cost of revenue from amortization of intangible assets	2,886	2,475

Total costs of revenue	40,435	20,137

Gross Margin	91,961	55,415

Research and development	16,512	12,157
Selling and marketing	43,861	28,334
General and administrative	15,385	14,647
Amortization of other intangible assets	5,444	2,000
Restructuring and other charges	—	—

Total operating expenses	81,202	57,137

Income (loss) from operations	10,759	(1,722)

Other income (expense), net	(6,800)	(198)

Income (loss) before income taxes	3,959	(1,920)

Provision (benefit from) for income taxes	5,360	2,300

Loss before cumulative effect of accounting change	(1,401)	(4,220)

Cumulative effect of accounting change	—	672

Net Loss	(1,401)	(4,892)

Net Loss per share: basic & fully diluted	$(0.01)	$(0.03)

Weighted average common shares outstanding:
Basic	169,505	156,389

Fully Diluted	169,505	156,389

Nuance Communications, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
Unaudited

	Three months ended
	December 31,
	2006	2005
GAAP total revenue	$132,396	$75,552
Purchase accounting adjustment — Dictaphone revenue	1,389	—

Total Non-GAAP revenue	$133,785	$75,552
GAAP net income (loss)	$(1,401)	$(4,892)
Cost of revenue from amortization of intangible assets	2,886	2,475
Amortization of other intangible assets	5,444	2,000
Non-cash stock based compensation (1)	8,590	4,413
Restructuring and other charges	—	—
Non-cash interest expense	1,065	860
Non-cash taxes	4,305	1,456
Purchase accounting adjustment — Dictaphone cost of revenue (3)	(317)	—
Purchase accounting adjustment — Dictaphone revenue (3)	1,389	—
Acquisition related transition and integration costs (2)	2,021	5,058
Non-GAAP net income	$23,982	$11,370

Non-GAAP net income diluted:	$0.13	$0.07

Shares used in computing non-GAAP net income per share:

Weighted average common shares outstanding:
Basic	169,505	156,389

Fully Diluted	185,408	169,524

	Three months ended
	December 31,
	2006	2005
(1) Non-cash stock based compensation
Cost of product and licensing	$5	$21
Cost of maintenance and support	188	48
Cost of professional services, subscription and hosting	544	290
Research and development	1,207	852
Selling and marketing	3,449	1,111
General and administrative	3,197	1,419
Cumulative effect of accounting change	—	672

Total	$8,590	$4,413

(2) Acquisition related transition and integration costs
Cost of product and licensing	$24	$—
Cost of maintenance and support	(26)	115.00
Cost of professional services, subscription and hosting	554	131.00
Research and development	369	124.00
Selling and marketing	490	394.00
General and administrative	610	4,294.00

Total	$2,021	$5,058

(3)Purchase accounting adjustment
Revenue	$1,389	$—
Cost of product and licensing	(317)	—

Total	$1,072	$—

Nuance Communications, Inc.
Condensed Consolidated Balance Sheet
(Unaudited, in thousands)

Assets	December 31, 2006	September 30, 2006

Current assets:
Cash and cash equivalents	$129,723	$112,334
Accounts receivable, net	137,614	130,526
Inventories, net	8,254	6,795
Prepaid expenses and other current assets	14,538	13,245
Deferred tax assets	429	421

Total current assets	290,558	263,321

Goodwill	705,057	699,333
Other intangible assets, net	216,895	220,040
Land, building and equipment, net	30,888	30,700
Other assets	23,672	21,680

Total assets	$1,267,070	$1,235,074

Liabilities and Stockholders’ Equity

Current liabilities:
Current portion of long term debt and obligations under capital leases	$3,974	$3,953
Accounts payable and accrued expenses	90,786	80,442
Deferred revenue	98,770	93,589
Other short term liabilities	31,074	34,064

Total current liabilities	224,604	212,048

Deferred revenue, net of current portion	10,849	9,800
Long term debt and obligations under capital leases, net of current portion	349,087	349,990
Other long term liabilities	84,403	86,640

Total liabilities	668,943	658,478

Stockholders’ equity	598,127	576,596

Total liabilities and stockholders’ equity	$1,267,070	$1,235,074